UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2015

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts		02493

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (978) 461-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b)
On March 31, 2015, Monster Worldwide, Inc.’s Executive Vice President and Chief Administrative Officer, Lise Poulos, informed the company of her intention to retire from the company, effective as of May 1, 2015 (the “Effective Date”). She will remain an employee of the company through the Effective Date to ensure an orderly transition. Ms. Poulos was a named executive officer in the company’s most recent proxy statement which included 2013 compensation information, and will be a named executive officer in the company’s upcoming proxy statement to be filed by April 30, 2015 which will contain 2014 compensation information.

Item 5.02(d)
Effective April 1, 2015, James P. McVeigh has been appointed as a member of Monster Worldwide, Inc.’s Board of Directors (the “Board”). Mr. McVeigh’s appointment increases the number of the company’s Board members to six, five of whom are deemed to be independent under both Securities and Exchange Commission and New York Stock Exchange rules.

Mr. McVeigh, 51, has been Founder and Chief Executive Officer of Cyndx Advisors LLC (“Cyndx”) since December 2013. Prior to founding Cyndx, Mr. McVeigh had been a Managing Director in Bank of America Merrill Lynch’s (“BofAML”) Technology, Media & Telecom Corporate and Investment Banking Division since March 2003. Prior to joining BofAML, Mr. McVeigh spent five years with Credit Suisse/DLJ’s Media & Telecom Investment Banking Group and 4 years at Salomon Brothers in their Large Cap Diversified and Technology Group. Prior to beginning his career in investment banking, Mr. McVeigh served in the United States Navy, rising to the rank of Lieutenant and was the recipient of two Navy Commendation Medals for service during the Operations Desert Storm and Desert Shield.

Mr. McVeigh’s term on the Board will begin immediately. As a non-employee director, Mr. McVeigh is entitled to receive: (i) an annual cash retainer of $75,000, pro-rated for the remaining portion of 2015, (ii) an initial grant of $150,000 worth of restricted stock units of the company, of which fifty percent (50%) vested immediately upon grant and the remaining fifty percent (50%) vest on the first anniversary of the date of the grant and (iii) commencing the day after the company’s 2016 annual meeting of stockholders, annual grants of $125,000 worth of restricted stock units of the company, vesting twenty-five percent (25%) per year over four years. As of the date of this filing, Mr. McVeigh has not been named to a committee of the Board.

Mr. McVeigh does not have any family relationships with any of the company’s directors or executive officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary
Date: April 2, 2015